Exhibit 99.1

For Further Information: Mike Gaffney Carrier Access Corporation Phone: 303-442-5455 mailto:mgaffney@carrieraccess.com	5395 Pearl Parkway Boulder, CO 80301-2490 Fax: 303-218-5797 www.carrieraccess.com

Carrier Access Reports Second Quarter 2003 Financial Results

BOULDER, Colo. – July 22, 2003—Carrier Access Corporation (Nasdaq: CACS), a manufacturer of broadband communications equipment, today announced financial results for its second quarter ended June 30, 2003.

Net revenue for second quarter 2003 was $12.2 million, compared to net revenue of $11.2 million for the first quarter 2003, an increase of 9%, and an increase of 3% over the net revenue of $11.8 million reported for the second quarter 2002.

Net income for the second quarter 2003 was $122,000, or $.00 per share, an increase from first quarter 2003 net income of $117,000, or $.00 per share, and an increase from a net loss of $20.8 million, or $.84 per share, reported for the second quarter 2002.

Revenue for the first six months of fiscal 2003 totaled $23.4 million, compared to $28.3 million for the same period of 2002. Net income for the first six months of fiscal 2003 was $239,000, or $0.01 per share, compared with a net loss for the first six months of fiscal 2002 of $29.8 million, or $1.20 per share.

During the first and second quarters of 2003, the company recovered significant amounts of aged receivables, and accordingly changed its estimates for allowance for doubtful accounts.

Carrier Access also reported cash and cash equivalents, together with securities available for sale, of $29.1 million as of June 30, 2003. The company continues to maintain a strong balance sheet with no long-term debt.

“We are pleased with our second quarter 2003 results. We saw an increase in revenue and continued our focus on cost control. More importantly, we saw positive customer developments in three major new deployment initiatives. These three service provider initiatives are: the conversion of traditional telephone circuits to Voice over Internet Protocol (VoIP); deployment of Fiber To The User (FTTU); and competitive service bundling for broadband access. Our products connect end users to these major new access services and allow both technology and cost breakthroughs for our customers. We believe we are positioned to win in the deployment of these new services, and that our opportunities are increasing,” said Roger Koenig, Carrier Access’ CEO.

Carrier Access will hold a conference call today at 4:30 p.m. EST to review these results. The call is open to the public. Those who wish to participate should dial 415-228-4835, domestically or internationally, at least fifteen minutes prior to the scheduled start time for the call and reference Carrier Access. Carrier Access has also scheduled this event to be broadcast live via web cast and replayed until 5:00 p.m. EST, July 21, 2004. To access this web cast please go to the Investor Relations page at www.carrieraccess.com/investors, or www.companyboardroom.com.

Forward-Looking Statement Caution

This press release contains forward-looking statements regarding new customer initiatives and the ability to attain revenue with these new customers initiatives, as well as our growth prospects and market share gains in broadband access and service creation. We caution that actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, continuing uncertainty regarding general economic conditions, changes in capital spending by carriers and telecommunications companies, market acceptance of our products, problems with or at our customers, distributors and/or suppliers, growth rates within our industry, the financial stability of our customers, the introduction of new competition and technologies, and other risks and uncertainties including those factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2002 and other documents periodically filed with the Securities and Exchange Commission. We do not undertake any obligation to revise or update any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Carrier Access Corporation

Founded in 1992, Carrier Access manufactures broadband communications equipment that enables telecommunications companies to accelerate service revenue, lower operating costs, and extend capital budgets. The company focuses on three segments of telecommunications: wireless infrastructure, enterprise service delivery, and fiber access. Its products have delivered more than 3.0 million voice and data lines for customers and meet the industry’s highest appropriate reliability and broadband interoperability standards, including Telcordia™ TIRKS/OSMINE, NEBS Level 3 and ISO 9001. For more information visit www.carrieraccess.com.

Carrier Access, the Carrier Access logo and tagline are trademarks of Carrier Access Corporation.

Any other trademark is the trademark of its respective owner.

CARRIER ACCESS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Net revenue	$12,156	$11,806	$23,359	$28,252
Cost of goods sold	6,687	8,277	12,841	19,509

Gross profit	5,469	3,529	10,518	8,743

Operating expenses:
Research and development (exclusive of stock based compensation expense of $12 and $43, respectively, for the quarter ended June 30, 2003 and 2002 and $35 and $122, respectively for the six months ended June 30, 2003 and 2002)	2,528	5,735	5,113	14,664
Sales and marketing (exclusive of stock based compensation expense of $0 and $0, respectively, for the quarter ended June 30, 2003 and 2002 and $0 and $5, respectively for the six months ended June 30, 2003 and 2002)	2,744	4,727	5,419	10,023
General and administrative (exclusive of stock based compensation expense of $0 and $0, respectively, for the quarter ended June 30, 2003 and 2002 and $25 and $2, respectively for the six months ended June 30, 2003 and 2002)	1,298	4,088	2,506	6,467
Bad debt expense (recoveries), net	(1,147)	2,635	(2,559)	5,401
Intangible amortization	—	72	—	144
Stock-based compensation expense	12	43	61	129

Total operating expenses	5,435	17,300	10,540	36,828

Income (loss) from operations	34	(13,771)	(22)	(28,085)

Other income, net	88	223	172	464

Income (loss) before income taxes	122	(13,548)	150	(27,621)

Income tax expense (benefit)	—	7,221	(89)	2,158

Net income(loss)	$122	$(20,769)	$239	$(29,779)

Income (loss) per share:
Basic	$0.00	$(0.84)	$0.01	$(1.20)
Diluted	$0.00	$(0.84)	$0.01	$(1.20)

Weighted average common shares:
Basic	24,792	24,755	24,781	24,749
Diluted	25,806	24,755	25,661	24,749

CARRIER ACCESS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share information)

ASSETS	June 30, 2003	December 31, 2002
Current assets:
Cash and cash equivalents	$17,492	$14,900
Securities available for sale	11,586	10,828
Accounts receivable, net	10,992	8,598
Income tax receivable	98	6,989
Inventory, net	25,464	24,134
Prepaid expenses and other	2,247	1,198

Total current assets	67,879	66,647

Property and equipment, net of accumulated depreciation and amortization	7,823	9,462
Goodwill and other intangibles, net of amortization	151	146
Other assets	193	182

Total assets	$76,046	$76,437

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,715	$5,437
Accrued expenses and other liabilities	3,899	4,886

Total current liabilities	9,614	10,323

Stockholders’ equity:
Preferred stock $0.001 par value, 5,000 shares authorized and no shares issued or outstanding	—	—
Common stock $0.001 par value, 60,000 shares authorized and 24,798 shares issued and outstanding at June 30, 2003 and 24,771 shares issued and outstanding at December 31, 2002	30	30
Additional paid-in capital	85,825	85,780
Deferred compensation	(29)	(65)
Accumulated deficit	(19,404)	(19,643)
Accumulated other comprehensive income	10	12

Total stockholders’ equity	66,432	66,114

Commitments and contingencies

Total liabilities and stockholders’ equity	$76,046	$76,437

CARRIER ACCESS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Six Months Ended June 30,
	2003	2002
Cash flows from operating activities:
Net income (loss)	$239	$(29,779)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation and amortization expense	2,036	1,997
Provision for (recoveries of) doubtful accounts, net	(2,559)	5,401
Provision for inventory obsolescence	(249)	2,970
Stock-based compensation	61	129
Deferred income tax benefit	—	7,318
Changes in operating assets and liabilities:
Accounts receivable	165	2,348
Income taxes receivable	6,891	(3,195)
Inventory	(1,081)	7,491
Prepaid expenses and other	(1,065)	1,013
Accounts payable and accrued expenses	(709)	(940)

Net cash provided (used) by operating activities	3,729	(5,247)

Cash flows from investing activities:
Purchases of property and equipment	(398)	(534)
Purchases of marketable securities, gross	(6,555)	(8,019)
Sales of marketable securities	5,796	6,847

Net cash provided (used) by investing activities	(1,157)	(1,706)

Cash flows from financing activities:
Proceeds from exercise of stock options	20	21

Net increase (decrease) in cash and cash equivalents	2,592	(6,932)
Cash and cash equivalents at beginning of period	14,900	24,741

Cash and cash equivalents at end of period	$17,492	$17,809

Supplemental cash flow disclosures:
Cash received (paid) for income taxes	$6,890	$(1,973)